Exhibit 23.8

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Crescent Energy Company of our reserve report and oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2020, which appears in the prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on November 3, 2021, which relates to the Registration Statement on Form S-4, originally filed with the Commission on July 26, 2021.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

/s/ W. Todd Brooker

W. Todd Brooker, P.E.

President

Austin, Texas

December 10, 2021